INVESTORS:                                                MEDIA:
John Standley                                             Karen Rugen
717-214-8857                                              717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE

             RITE AID ANNOUNCES FOURTH QUARTER AND ANNUAL RESULTS

          REPORTS FOURTH QUARTER NET INCOME OF $.09 PER DILUTED SHARE COMPARED TO A LOSS OF $.02 PER DILUTED SHARE IN PRIOR YEAR

         REPORTS NET INCOME OF $0.11 PER DILUTED SHARE FOR FISCAL 2004 COMPARED TO A LOSS OF $0.28 PER DILUTED SHARE IN FISCAL 2003

           ACHIEVES FOURTH QUARTER ADJUSTED EBITDA OF $216.8 MILLION,
                   ANNUAL ADJUSTED EBITDA OF $722.3 MILLION

                         Confirms Fiscal 2005 Guidance

CAMP HILL, PA, April 8, 2004--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its fourth quarter, ended February 28, 2004.

Revenues for the 13-week fourth quarter were $4.4 billion versus revenues of $4.1 billion in the prior year fourth quarter. Revenues increased 6.2 percent.

Same store sales increased 6.4 percent during the fourth quarter as compared to the year-ago like period, consisting of a 6.7 percent pharmacy same store sales increase and a 6.0 percent increase in front-end same store sales. Prescription sales accounted for 62.0 percent of total sales, and third party prescription sales represented 93.4 percent of pharmacy sales.

Net income for the fourth quarter increased to $59.1 million or $.09 per diluted share compared to last year's fourth quarter net income of $7.0 million or a $.02 loss per diluted share. The improvement was due primarily to a 21.8 percent increase in adjusted EBITDA (which is reconciled to net income on the attached table) and a $56.2 million reduction in store closing and impairment charges partially offset by a $14.0 million reduction in LIFO credits and the absence in the current quarter of a $27.7 million credit related to the elimination of severance liabilities for former executives.

                                   - MORE -

Rite Aid Fourth Quarter Results Press Release - page 2



Adjusted EBITDA amounted to $216.8 million or 4.9 percent of revenues. This compares to $178.1 million or 4.3 percent of revenues for the like period last year.

"We had a very strong fourth quarter with both a significant increase in adjusted EBITDA and a significant increase in adjusted EBITDA as a percent of sales," said Mary Sammons, Rite Aid president and CEO. "Once again, we were able to substantially improve operating results by growing sales, improving gross margin and controlling expenses."

In the fourth quarter, the company opened two new stores, acquired a store, remodeled 17 stores, relocated three stores and closed seven stores. Stores in operation at the end of the quarter totaled 3,382.

Year-End Results

For the 52-week fiscal year ended February 28, 2004, Rite Aid had revenues of $16.6 billion as compared to revenues of $15.8 billion for the prior year. Revenues increased 5.1%.

Same store sales increased 5.7 percent, consisting of a 6.4 percent pharmacy same store sales increase and a 4.6 percent increase in front-end same store sales. Prescription sales accounted for 63.6 percent of total sales, and third party prescription sales were 93.3 percent of pharmacy sales.

Net income for the year was $83.3 million, or $0.11 per diluted share, compared to a loss of $112.1 million or a $0.28 loss per diluted share for last year. The improvement in results was due primarily to a 16.0 percent increase in adjusted EBITDA (which is reconciled to net income on the attached table) and a $112.9 million reduction in store closing and impairment charges. As computed on the attached table, adjusted EBITDA for the year was $722.3 million or 4.4 percent of revenues compared to $622.9 million or 3.9 percent of revenues for the prior year. The improvement was based on higher sales, improved gross margin rate and continued leveraging of fixed expenses.

For the year, the company opened two new stores, acquired two stores, remodeled 170 stores, relocated seven stores and closed 26 stores. Stores in operation at the end of the year totaled 3,382.

"Rite Aid returned to profitability in fiscal 2004, a year of strong and steady growth. We did it by running better stores, improving customer satisfaction and containing costs, thanks to the efforts of the entire Rite Aid team," said Sammons. "We look forward to continued strong financial performance in the year ahead. Our new store development program is progressing well while at the same time we continue to focus on increasing the productivity of our existing stores. With the investments we continue to make in our business, we're well positioned to benefit from the continued strong growth projected for U.S. prescription sales."

Company Confirms Guidance for Fiscal 2005

Based on current trends, Rite Aid confirmed that it expects sales of $17.4 billion to $17.6 billion in fiscal 2005, with same stores sales improving 5.5 percent to 6.5 percent over fiscal 2004. Net income for fiscal 2005 is expected to be between $112 million and $157 million. Adjusted EBITDA, as reconciled on the attached table, for fiscal 2005 is expected to be $800 million to $850 million. The company said that capital expenditures are expected to be in the range of $300 million to $350 million updating its previous guidance of $300 million to $325 million.

                                   - MORE -

Rite Aid Fourth Quarter Results Press Release - page 3



Conference Call Broadcast

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Standard Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Standard Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Standard Time today until 2 p.m. Eastern Standard Time on April 10. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 6567947.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of more than $16.5 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

Certain reclassifications have been made to prior year's amounts on the attached operating statements and tables to conform to the current year classifications.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our management's long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third-party payors to reduce prescription drug reimbursements, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on April 8, 2004 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein.

                                      ###

                                       RITE AID CORPORATION AND SUBSIDIARIES

                                            CONSOLIDATED BALANCE SHEETS
                                               (Dollars in thousands)


                                                                                February 28, 2004     March 1, 2003
                                                                                ------------------- -------------------
                                       ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                                     $      334,755     $      365,321
      Accounts receivable, net                                                             670,004            575,518
      Inventories, net                                                                   2,223,171          2,195,030
      Prepaid expenses and other current assets                                            150,067            108,018
                                                                                ------------------- -------------------
           Total current assets                                                          3,377,997          3,243,887

PROPERTY, PLANT AND EQUIPMENT, NET                                                       1,883,808          1,868,579
GOODWILL                                                                                   684,535            684,535
OTHER INTANGIBLES, NET                                                                     176,672            199,768
OTHER ASSETS                                                                               123,667            136,746
                                                                                ------------------- -------------------
           Total assets                                                             $    6,246,679     $    6,133,515
                                                                                =================== ===================

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES;
      Short-term debt and current maturities of long-term debt
         and lease financing obligations                                            $       23,976     $      103,715
      Accounts payable                                                                     758,290            755,284
      Accrued salaries, wages and other current liabilities                                701,484            707,999
                                                                                ------------------- -------------------
           Total current liabilities:                                                    1,483,750          1,566,998

CONVERTIBLE SUBORDINATED NOTES                                                             246,000            244,500
LONG-TERM DEBT, LESS CURRENT MATURITIES                                                  3,451,352          3,345,365
LEASE FINANCING OBLIGATIONS, LESS CURRENT MATURITIES                                       170,338            169,048
OTHER NONCURRENT LIABILITIES                                                               885,975            900,270
                                                                                 ------------------ ------------------
           Total liabilities                                                             6,237,415          6,226,181

COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK                                                                       -             19,663
STOCKHOLDERS' EQUITY (DEFICIT):
      PREFERRED STOCK                                                                      417,803            393,705
      COMMON STOCK                                                                         516,496            515,115
      ADDITIONAL PAID-IN CAPITAL                                                         3,133,277          3,119,619
      ACCUMULATED DEFICIT                                                               (4,035,433)        (4,118,119)
      DEFERRED COMPENSATION                                                                      -              5,369
      ACCUMULATED OTHER COMPREHENSIVE LOSS                                                 (22,879)           (28,018)
                                                                                ------------------- -------------------
           Total stockholders' equity (deficit)                                              9,264           (112,329)
                                                                                ------------------- -------------------
           Total liabilities and stockholders' equity (deficit)                     $    6,246,679     $    6,133,515
                                                                                =================== ===================



                                         RITE AID CORPORATION AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Dollars in thousands, except per share amounts)


                                                                                    Thirteen Weeks        Thirteen Weeks
                                                                                  ended February 28,      ended March 1,
                                                                                        2004                   2003
                                                                                ---------------------  ---------------------
REVENUES                                                                             $    4,396,346       $     4,139,791
COSTS AND EXPENSES:
       Costs of goods sold, including occupancy costs                                     3,307,395             3,130,924
       Selling, general and administrative expenses                                         925,477               857,257
       Stock-based compensation expense                                                       3,865                   833
       Store closing and impairment charges                                                  22,030                78,277
       Interest expense                                                                      77,413                79,493
       Gain on debt modifications and retirements, net                                            -               (11,966)
       Loss (gain) on sale of assets and investments, net                                     2,306                (2,457)
                                                                                 --------------------  ---------------------

                                                                                          4,338,486             4,132,361
                                                                                 --------------------  ---------------------

            Income before income taxes                                                       57,860                 7,430

INCOME TAX (BENEFIT) EXPENSE                                                                 (1,277)                  432
                                                                                ---------------------  ---------------------
       Net income                                                                    $       59,137       $         6,998
                                                                                =====================  =====================

BASIC AND DILUTED INCOME (LOSS) PER SHARE:

Numerator for income (loss) per share:
       Net income                                                                    $       59,137       $         6,998
       Accretion of redeemable preferred stock                                                  (24)                  (25)
       Cumulative preferred stock dividends                                                  (8,192)              (15,288)
       Preferred stock beneficial conversion                                                   (625)                    -
                                                                                ---------------------  ---------------------
       Net income (loss) attributable to common stockholders - basic                         50,296                (8,315)

Interest on convertible debt                                                                  2,968                     -
                                                                                ---------------------  ---------------------
Net income (loss) attributable to common stockholders - diluted                      $       53,264       $        (8,315)
                                                                                =====================  =====================

Denominator:
       Basic weighted average shares                                                        516,456               515,116
       Outstanding options                                                                   19,405                     -
       Convertible debt                                                                      38,462                     -
                                                                                ---------------------  ---------------------
       Diluted weighted average shares                                                      574,323               515,116
                                                                                =====================  =====================

       Basic net income (loss) per share                                             $         0.10       $         (0.02)
       Diluted net income (loss) per share                                           $         0.09       $         (0.02)



                                          RITE AID CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in thousands, except per share amounts)


                                                                                   Fifty-two Weeks        Fifty-two Weeks
                                                                                 ended February 28,        ended March 1,
                                                                                        2004                    2003
                                                                                ---------------------  ---------------------
REVENUES                                                                            $    16,600,449       $    15,791,278
COSTS AND EXPENSES:
       Costs of goods sold, including occupancy costs                                    12,568,405            12,035,537
       Selling, general and administrative expenses                                       3,594,405             3,471,573
       Stock-based compensation expense                                                      29,821                 4,806
       Store closing and impairment charges                                                  22,466               135,328
       Interest expense                                                                     313,498               330,020
       Interest rate swap contracts                                                               -                   278
       Loss (gain) on debt modifications and retirements, net                                35,315               (13,628)
       Loss (gain) on sale of assets and investments, net                                     2,023               (18,620)
                                                                                --------------------------------------------

                                                                                         16,565,933            15,945,294
                                                                                --------------------------------------------

            Income (loss) before income taxes                                                34,516              (154,016)

INCOME TAX BENEFIT                                                                          (48,795)              (41,940)
                                                                               ---------------------  ---------------------
       Net income (loss)                                                            $        83,311       $      (112,076)
                                                                                =====================  =====================

BASIC AND DILUTED INCOME (LOSS) PER SHARE:

Numerator for income (loss) per share:
       Net income (loss)                                                            $        83,311       $      (112,076)
       Accretion of redeemable preferred stock                                                 (102)                 (102)
       Cumulative preferred stock dividends                                                 (24,098)              (32,201)
       Preferred stock beneficial conversion                                                   (625)                    -
                                                                                ---------------------  ---------------------
       Net income (loss) attributable to common stockholders - basic                $        58,486       $      (144,379)
                                                                                =====================  =====================

Net income (loss) attributable to common stockholders - diluted                     $        58,486       $      (144,379)
                                                                                =====================  =====================

 Denominator:
       Basic weighted average shares                                                        515,822               515,129
       Outstanding options                                                                   10,009                     -
                                                                                ---------------------  ---------------------
       Diluted weighted average shares                                                      525,831               515,129
                                                                                =====================  =====================

       Basic net income (loss) per share                                            $          0.11       $         (0.28)
       Diluted net income (loss) per share                                          $          0.11       $         (0.28)



                                          RITE AID CORPORATION AND SUBSIDIARIES
                                                 SUPPLEMENTAL INFORMATION
                                     RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                      (In thousands)


                                                                                       Thirteen weeks         Thirteen weeks
                                                                                     ended February 28,        ended March 1,
                                                                                            2004                   2003
                                                                                     ------------------     -------------------

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA:
          Net income                                                                   $        59,137      $       6,998
          Adjustments:
               LIFO credit (a)                                                                  (5,524)           (19,502)
               Store closing and impairment charges                                             22,030             78,277
               Closed store liquidation expense (b)                                              1,459              2,293
               Stock-based compensation expense                                                  3,865                833
               Gain on debt modifications and retirements, net (c)                                   -            (11,966)
               Litigation settlements, net (d)                                                 (12,647)            (4,541)
               Loss (gain) on sale of assets and investments, net                                2,306             (2,457)
               Elimination of severance liabilities for former executives                            -            (27,700)
               Legal and accounting expenses (e)                                                 1,273              7,504
               Non-recurring income tax benefit                                                 (8,617)                 -
               Interest expense                                                                 77,413             79,493
               Recurring income tax expense                                                      7,340                432
               Depreciation and amortization                                                    68,655             68,277
               Other                                                                               141                118
                                                                                     ------------------     ---------------
                        Adjusted EBITDA                                                $       216,831      $     178,059
                                                                                     ==================     ===============
                        Percent of revenues                                                       4.93%              4.30%

          NOTES:

               (a) Represents non-cash credits to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents costs to liquidate inventory at stores that are in the process of closing.

               (c) Represents gain related to debt modifications and retirements, net.

               (d)     Represents net impact of non-recurring litigation.

               (e) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.


                                          RITE AID CORPORATION AND SUBSIDIARIES
                                                 SUPPLEMENTAL INFORMATION
                                  RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
                                                      (In thousands)


                                                                                 Fifty-two weeks        Fifty-two weeks
                                                                               ended February 28,        ended March 1,
                                                                                     2004                   2003
                                                                               ------------------      ----------------

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA:
          Net income (loss)                                                         $     83,311       $   (112,076)
          Adjustments:
               LIFO charge (a)                                                            19,873             32,248
               Store closing and impairment charges                                       22,466            135,328
               Closed store liquidation expense (b)                                        5,629             17,964
               Stock-based compensation expense                                           29,821              4,806
               Loss (gain) on debt modifications and retirements, net (c)                 35,315            (13,628)
               Litigation settlements, net (d)                                           (20,742)             9,109
               Loss (gain) on sale of assets and investments, net                          2,023            (18,620)
               Elimination of severance liabilities for former executives                      -            (27,700)
               Legal and accounting expenses (e)                                          15,102             20,681
               Non-recurring income tax benefit                                          (59,720)           (44,011)
               Interest expense                                                          313,498            330,020
               Interest rate swap contracts                                                    -                278
               Recurring income tax expense                                               10,925              2,071
               Depreciation and amortization                                             264,288            285,334
               Other                                                                         508              1,123
                                                                               ------------------      ----------------
                        Adjusted EBITDA                                             $    722,297       $    622,927
                                                                               ===================     ================
                        Percent of revenues                                                 4.35%              3.94%



          NOTES:

              (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

              (b) Represents costs to liquidate inventory at stores that are in the process of closing.

              (c) Represents loss (gain) related to debt modifications and retirements, net.

              (d)    Represents net impact of non-recurring litigation.

              (e) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.


                                        RITE AID CORPORATION AND SUBSIDIARIES
                                               SUPPLEMENTAL INFORMATION
                          RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                                    (In thousands)


                                                                                        Guidance Range
                                                                          -----------------------------------------
                                                                                 Low               High
                                                                          -------------------   -------------------

                                                                              Year Ending           Year Ending
                                                                           February 26, 2005     February 26, 2005
                                                                          -------------------   -------------------

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

           Net income                                                           $  112,000          $   157,000
           Adjustments:
               LIFO charge                                                          40,000               40,000
               Store closing, liquidation, and impairment charges                   40,000               40,000
               Stock-based compensation expense                                     23,000               23,000
               Legal and accounting expenses                                         5,000                5,000
               Income tax expense, net                                              15,000               20,000
               Interest expense                                                    315,000              315,000
               Depreciation and amortization                                       250,000              250,000
                                                                          -------------------   -------------------
                         Adjusted EBITDA                                        $  800,000          $   850,000
                                                                          ===================   ===================